SEARCHLIGHT MINERALS

Unearthing Opportunities

INDEPENDENT CONTRACTOR AGREEMENT

This Independent Contractor Agreement ("Agreement") is entered into effective as of May 1, 2008 between Searchlight Minerals Corp. ("Company"), and Donald Wohl ("Contractor"). The Company and Contractor are referred to as the "Parties."

In consideration of the mutual covenants and conditions contained in this Agreement, and for other good and valuable consideration, the Parties agree as follows:

1. Contractor's Services. Contractor will provide the Company the following services: business services, including development, strategic planning and financing-related advice and assistance (the "Services").

2. Term of Agreement. This Agreement will begin on the effective date of this Agreement and continue until April 30, 2009, unless terminated earlier pursuant to the terms of this Agreement.

3. Commission. In consideration of the Services to be rendered by Contractor, the Company agrees to pay Contractor a monthly retainer fee of $10,000.

4. Manner of Payment. On the first day of each month, the Company will pay Contractor's monthly retainer fee, provided Contractor has submitted an invoice to the Company reflecting the services provided by Contractor during the prior month, together with such supporting documentation as may be required by the Company.

5. Status as Independent Contractor. Contractor acknowledges and agrees that he is acting under this Agreement solely as an independent contractor, and not as an employee of the Company, and that he does and will not have any authority to act for or bind or obligate the Company in any manner, except to the extent specifically authorized in writing by the Company. Contractor acknowledges that he is solely responsible for determining the manner and means of his performance of the Services.

   (a) No Employee Relationship. Nothing contained in this Agreement will be construed as creating the relationship of employer and employee between the Company and Contractor. No agency relationship is created by this Agreement and Contractor is not an agent of the Company. Contractor may not hold himself out as the agent of the Company, and may not execute any documents on behalf of the Company.

   (b) Ineligible for Employee Benefits. Contractor will not be eligible for any benefits that are available only to employees of the Company, including, but not limited to, workers' compensation insurance, state disability insurance, unemployment insurance, group health and life insurance or vacation pay.

   (c) Maintenance of Insurance. At all times during the term of this Agreement, Contractor will maintain all required insurances, including automobile insurance. Contractor will indemnify and hold the Company harmless against any and all liability imposed or

claimed, including attorney's fees and other legal expenses, arising directly or indirectly from any act or failure of Contractor or Contactor's employees or agents, including all claims relating to the injury or death of any person or damage to any property.

(d) Payroll Taxes. No income, social security, state disability or other such federal and state payroll tax will be deducted from payments made to Contractor under this Agreement. Contractor agrees to pay all state and federal taxes and other such levies and charges as they become due on account of monies paid to Contractor under this Agreement. Contractor will indemnify and hold the Company harmless from and against any and all liability resulting from any failure to do so.

(e) Expenses. Contractor will be responsible for and will not be reimbursed by the Company for any expenses, including fuel or automobile maintenance costs, which may relate to or arise in connection with her performance of the Services, except when Company has agreed, in writing, in advance of Contractor incurring a particular, special expense, to reimburse Contractor for that expense.

6. Termination. Each party will have the right at any time, with or without cause, to terminate this Agreement upon 30 days prior written notice to the other. The Company will have the further right to terminate this Agreement, at any time, without prior notice if Contractor fails to provide the Services to the satisfaction of the Company or if Contractor otherwise engages in conduct which the Board of Directors of the Company determines in its sole and absolute discretion adversely affects the Company.

7. Confidential & Proprietary Information. The Company proposes to disclose certain of its confidential and proprietary information (the "Confidential Information") to Contractor. Confidential Information includes all drawings, photographs, data, test results, analyses, specifications, license and lease rights, financial information that may be commercial, financial, technological and/or otherwise proprietary, whether it be disclosed or submitted orally, in writing, or by any other media, to Contractor by the Company. Contractor agrees that the Confidential Information is to be considered confidential and proprietary to the Company and Contractor will hold the same in confidence, will not use the Confidential Information other than for the purposes of his business with the Company, and will disclose it only to employees of Contractor or the Company with a specific need to know. Contractor will not disclose, publish or otherwise reveal any of the Confidential Information received from the Company to any other party whatsoever except with the specific prior written authorization of the Company. If Contractor is required by court order or civil or criminal process (by interrogatories, requests for production of documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, Contractor will promptly notify the Company of such request or requirement in adequate time that the Company may seek an appropriate protective order or waiver in compliance with provisions of this Agreement. Contractor shall not be liable for such required disclosure of Confidential Information if timely notice is given to the Company prior to such disclosure. Contractor shall only disclose Confidential Information to the extent necessary to comply with such legal requirement. In addition, Contractor agrees that any violation of the terms of this provision could cause immediate and irreparable harm to the Company, and Contractor therefore agrees that upon the existence of any breach or threatened breaching of this

provision, the Company may immediately obtain a temporary restraining order or other form of equitable relief from any appropriate court of competent jurisdiction. Further, Contractor irrevocably waives any requirement for the Company to post a bond in connection therewith, or, in the event any bond is required, that the bond shall not exceed $1,000. The Company's rights and remedies under this provision shall be cumulative, and the Company shall be entitled to recover all of its direct, indirect, and consequential damages from Contractor.

8. Corporate Compliance. Contractor is aware that the Company files public reports pursuant to the Securities Exchange Act of 1934, as amended and that the Company's securities are publicly traded. Contractor agrees, at his own expense, to review all reports and public information filed by the Company. Further, Contractor acknowledges that the Company has adopted an Insider Trading Policy and a Code of Ethics and that such Policy and Code have been provided to Contractor by Company. Contractor acknowledges that he has read such Policy and Code and agrees at all times to abide by same during the term hereof and until such time that all material non-public inside information, whether provided to Contractor by Company, or obtained elsewhere, has been made publicly available to the public at large by the Company in writing.

9. Waiver, Modification and Amendment. No provision of this Agreement may be waived unless agreed to in writing and signed by all of the Parties. Waiver of any one provision of this Agreement will not be deemed to be a waiver of any other provision. This Agreement may be modified or amended only by a written agreement executed by all of the Parties.

10. Assignment. Neither this Agreement nor any duties or obligations hereunder may be assigned or transferred by Contractor without the prior written approval of the Company.

11. Severability. If any of the terms and conditions of this Consulting Agreement are held by any court of competent jurisdiction to contravene or to be invalid under the laws of any administrative body having jurisdiction over the subject matter, such contravention or invalidity will not invalidate the entire Consulting Agreement, but instead, the Consulting Agreement will be construed as if not containing the particular provision or provisions held to be invalid. The rights and obligations of the Parties will be construed and enforced accordingly and this Consulting Agreement will remain in full force and effect. Without compromising any legal or contractual right, the Parties agree to cooperate in any revision of the Consulting Agreement that may be necessary to meet the requirements of law.

12. Interpretation. The Parties agree that any rule of law or decision which would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived.

13. Entire Agreement. This Agreement contains the entire agreement and understanding of the parties with respect to the subject matter, and superseded and replaces any and all prior discussions, representations and understandings, whether oral or written.

14. Counterparts. This Consulting Agreement and any amendment to it may be executed in one or more counterparts which together will constitute a single agreement. Fax signatures are valid and binding.

15. Headings. Section and other headings contained in this Agreement are for convenience of reference only and will not affect in any way the meaning or interpretation of this Agreement.

Donald Wohl	**Searchlight Minerals Corp.**
	By:
	Its: President
Date: 7/30/08	Date: August 4/08.

SEARCHLIGHT MINERALS

Unearthing Opportunities

SEARCHLIGHT MINERALS CORP.
a Nevada corporation

INSIDER TRADING POLICY

Adopted April 7, 2008

The Board of Directors (the "**Board**") of Searchlight Minerals Corp., a Nevada corporation (the "**Corporation**") has adopted this Insider Trading Policy (the "**Policy**") as of the date first written above.

1. The Need for a Policy Statement

It is illegal under federal securities laws for anyone to purchase or sell securities while aware of, or in possession of, material nonpublic information ("**Inside Information**") about the Corporation, its subsidiaries or companies with whom the Corporation does business. It is also illegal to disclose or communicate Inside Information to others who then trade in the Corporation's securities or the securities of our business partners ("**Tipping**"). Insider trading violations are pursued vigorously by the United States Securities and Exchange Commission (the "**Commission**") and the United States Department of Justice and violators are punished severely. The federal securities laws also impose potential liability on companies and other "controlling persons" if they fail to take reasonable steps to prevent insider trading by company personnel.

The Corporation has adopted this Policy to prevent insider trading and to help Corporation personnel avoid the severe consequences associated with violations of the insider trading laws. The Corporation strives to prevent its employees from unlawfully trading while in possession of Inside Information, Tipping or recommending securities based on Inside Information. The Policy is also intended to prevent the appearance of improper conduct on the part of anyone employed by or associated with the Corporation.

2. Summary of the Law of Insider Trading

Definition of Inside Information. Information concerning the Corporation is considered Inside Information if it is "material" and "nonpublic." There is no bright-line rule as to what constitutes material nonpublic information.

"Material" information is any information, positive or negative, about the Corporation or the market for the Corporation's securities, which is substantially likely to be considered important by a reasonable investor in determining whether to buy, sell or hold the Corporation's securities. Whether information is material depends on the all facts and circumstances surrounding the Corporation and courts have historically given a broad interpretation to what is deemed "material" information. Materiality will always be judged by the Commission with the benefit of hindsight and it is not a defense that your reason for selling was independent of the material information.

There are various categories of information that are particularly sensitive and, as a general rule, should be considered material. Examples of such information may include, without limitation, financial results, projections of future earnings or losses, news of a pending or proposed acquisition or merger, plans to dispose of all or a significant portion of the business, impending bankruptcy or financial liquidity problems, gain or loss of a substantial contract, stock splits, new equity or debt offerings, significant litigation exposure due to actual or threatened litigation, and extraordinary management events.

"Nonpublic" information is information that has not been disclosed to the general public and is otherwise not available to the general public. Information becomes "public" once it has been broadly disseminated and the marketplace and investors have had time to absorb the information. As a general rule, information should not be considered to have been absorbed by the marketplace until after the third business day after information is released by the Corporation. For example, if the Corporation were to make an announcement on Monday, you should not trade in the Corporation's securities until Friday.

Persons Under a Duty to Refrain from Trading or Tipping on Inside Information. Generally speaking, *anyone* (whether or not the person is an Insider in the technical, legal sense) who has material, non-public information has a duty not to trade on it or tip it to others for trading.

The term "**Insider**" includes persons who, by virtue of their position or relationship with the Corporation, owe a duty of loyalty and confidentiality to the Corporation. Examples of traditional Insiders include executive officers, directors and employees of the Corporation. The term also covers "quasi-Insiders" or "temporary Insiders." A person can become a "**Temporary Insider**" of the Corporation if he or she enters into a special confidential relationship with the Corporation and, as a result, is given access to information solely for the Corporation's purposes. Temporary Insiders can include, among others, attorneys, accountants, consultants, investment bankers, and bank lending officers as well as employees of the Corporation's major vendors or material business partners.

People who receive Inside Information from others should consider themselves "**Tippees**." Tippees have a duty to refrain from trading on or tipping Inside Information if they are aware or should have been aware that their Insider sources violated a fiduciary duty in communicating the information to them. This means that if you receive Inside Information from a person at the Corporation, you cannot trade securities of that company or tip the Inside Information to a third party. In the Tippee situation, the law deems an Insider to have violated a fiduciary duty only if the insider personally benefits, directly or indirectly, from the disclosure. However, the concept of a personal benefit is broad. The Tippee could be liable if the prosecution shows that the Insider has received or will receive some direct compensation, or if the relationship between the Insider and Tippee suggests a *quid pro quo* or a pure gift to the Tippee with no expectation of receiving anything in return.

Non-Insiders may also acquire a duty to avoid trading or Tipping Inside Information under the "misappropriation" theory or by trading in connection with a tender offer. Under the misappropriation theory, a person commits fraud in violation of federal securities laws by "misappropriating" Inside Information for securities trading purposes, in breach of a duty of

loyalty and confidence. Under the theory, prosecutors can reach a wide variety of individuals who have no connection with the issuer of the securities being traded. Also, trading or Tipping on Inside Information in connection with a tender offer, even if you are not an Insider or a Tippee and do not possess "misappropriated" information, may also be prohibited while you are in possession of the information. The rule generally makes it unlawful for anyone who learns about a tender offer before its announcement to trade or tip others about the tender offer.

Penalties for Insider Trading. Under the Insider Trading and Securities Fraud Enforcement Act of 1988, individuals trading on or Tipping Inside Information are subject to the following penalties: a civil penalty of up to three times the profit gained or loss avoided; a criminal fine of up to $5,000,000 (no matter how small the profit gained or loss avoided) and a jail term of up to 20 years. An employee who tips information to a person who then trades is subject to the same penalties as the Tippee, even if the employee did not trade and did not profit from the Tippee's trading.

The Corporation and its supervisory personnel, if they fail to take appropriate steps to prevent illegal insider trading, are subject to the following penalties: a civil penalty of up to $1,000,000 or, if greater, three times the profit gained or loss avoided as a result of the employee's violation, and a criminal penalty of up to $25,000,000.

Employees of the Corporation who violate this Policy shall also be subject to disciplinary action by the Corporation, which may include ineligibility for future participation in the Corporation's equity incentive plans or termination of employment.

3. Statement of Policy

It is the policy of the Corporation that no director, officer or other employee of the Corporation who is aware of Inside Information relating to the Corporation may, directly or through family members or other persons or entities, (A) buy or sell securities of the Corporation (other than pursuant to a pre-approved trading plan that complies with SEC Rule 10b5-1), or engage in any other action to take personal advantage of that information, or (B) pass that information on to others outside the Corporation, including family and friends.

In addition, it is the policy of the Corporation that no director, officer or other employee of the Corporation who, in the course of working for the Corporation, learns of Inside Information about a company with which the Corporation does business, including a customer, vendor or supplier of the Corporation, may trade in that company's securities until the information becomes public or is no longer material. Civil and criminal penalties, and termination of employment, may result from trading such Inside Information. All employees should treat Inside Information about the Corporation's business partners with the same care required with respect to information related directly to the Corporation.

Transactions that may be necessary or justifiable for independent reasons (such as the need to raise money for an emergency expenditure) are not excepted from the policy. The securities laws do not recognize such mitigating circumstances, and, in any event, even the appearance of an improper transaction must be avoided to preserve the Corporation's reputation for adhering to the highest standards of conduct.

4. Specific Policies Applicable to Directors, Officers and Employees

No director, officer or employee of the Corporation, and no member of the immediate family or household of any such person, shall engage in any transaction involving a purchase or sale of the Corporation's securities, including any offer to purchase or offer to sell, during any period when he or she is in possession of or aware of Inside Information concerning the Corporation.

No director, officer or employee of the Corporation shall disclose or tip Inside Information to any other person (including family members). No director, officer or employee shall make recommendations or express opinions to others on the basis of Inside Information as to trading in the Corporation's securities. Non-public information relating to the Corporation is the property of the Corporation and the unauthorized disclosure of such information is prohibited.

5. Guidelines Applicable to Directors, Officers and Certain Other Employees

There are procedures that you may follow to reduce the likelihood that you will be viewed as having engaged in insider trading. The guidelines regarding a trading window and the preclearance of trades set forth below are applicable to all directors and officers of the Corporation as well as to those other employees who the Corporation believes have access to Inside Information in the regular course of their duties (as listed in Exhibit "A" to this policy). These guidelines also apply to the members of an Insider's family if they live in the same household or the Insider controls or influences transactions in the Corporation's securities of such family member. The persons to whom such guidelines are applicable may be changed by the Corporation from time to time as circumstances require.

Trading Window. The Corporation has designated a "Trading Window" period that commences ("opens") after the close of business on the third Trading Day following the date of public disclosure of the financial results for a particular fiscal quarter or fiscal year and ends ("closes") upon the completion of the second month of the current fiscal quarter. **Each person listed in Exhibit "A", as well as those other employees who the Corporation believes have access to Inside Information in the regular course of their duties, is prohibited from conducting transactions involving the purchase or sale of the Corporation's securities other than during the Trading Window.**

The Corporation may also recommend the suspension of trading by other persons or at other times because of developments known to the Corporation and not yet disclosed to the public. In such event, such persons are advised not to engage in any transaction involving the purchase or sale of the Corporation's securities during such period and should not disclose to others the fact of such suspension of trading. The purpose behind the Corporation's self-imposed Trading Window period is to avoid any illegal transactions. Even during the Trading Window, any person in possession of Inside Information concerning the Corporation is prohibited from engaging in any transactions in the Corporation's securities. Notwithstanding any of the foregoing, trading in the Corporation's securities during the Trading Window should not be considered a "safe harbor."

There may be other times that trading will be restricted because of activities of the Corporation. For example, if the Corporation is engaged in a share repurchase program or an offering of securities, officer and directors may be prohibited from buying or selling or restricted to buying and selling subject to certain conditions.

Preclearance of Trades. All persons listed in Exhibit "A" to this Policy should refrain from trading in the Corporation's securities, even during the Trading Window, without first complying with the Corporation's "preclearance" process. Each such Insider should contact the Corporation's General Counsel, at least two (2) days prior to commencing any trade (including a gift) in the Corporation's securities. The General Counsel will determine whether the transaction is permitted by the Company's securities trading policies and will assist the person in complying with applicable reporting requirements. The person may proceed with the transaction if he or she is not informed otherwise by the General Counsel. If you receive pre-clearance for a trade, you may buy or sell the stock within three (3) business days after clearance is granted, but only if you are not aware of Inside Information. If for any reason the trade is not completed within three (3) business days, pre-clearance must be obtained again before the securities may be traded. If, after requesting clearance, you are advised that you may not trade in the Corporation's securities, you may not engage in any trade of any type under any circumstances, nor may you inform anyone that you have been advised that you may not trade. You may reapply for pre-clearance at a later date when trading restrictions may no longer be applicable.

Rule 10b5-1 Trading Plans. Notwithstanding the general prohibition against trading while aware of, or in possession of, Inside Information, directors, executive officers and employees of the Corporation may execute trades in the Corporation's securities, even outside of the trading window period, if such trades are pursuant to a prearranged written trading contract, instruction or program that (A) complies with Rule 10b5-1 of the Securities Exchange Act of 1934; (B) is entered into during a Trading Window period and at a time when such director, executive officer or employee is not aware of, or in possession of, any Inside Information, and (c) is approved by the Corporation's General Counsel.

You may not implement a trading plan under Rule 10b5-1 at any time without prior clearance. Before entering into a trading plan you must contact the General Counsel to inquire if a restricted trading period is in effect and to obtain pre-clearance of the contemplated plan. You should seek pre-clearance of your plan at least one (1) week in advance of the time you plan to implement it. You may only enter into a trading plan when you are not aware of, or in possession of, Inside Information. Once a trading plan is pre-cleared, it is our policy to make public announcements disclosing that our insiders have entered into trading plans. Trades made pursuant to the plan will not require additional pre-clearance. For Section 16 Reporting Persons, transactions made under a trading plan need to be promptly reported on Form 4.

SEARCHLIGHT MINERALS

Unearthing Opportunities

CERTIFICATION

I certify that:

1. I have read and understand Searchlight Minerals Corp.'s Insider Trading Policy. I understand that the General Counsel is available to answer any questions that I have regarding the policy.

2. Since March __, 2008 or such period of time that I have been an employee, officer or director of Searchlight Minerals Corp., I have complied with the policy.

3. I will continue to comply with the policy for as long as I am a director or employee of Searchlight Minerals Corp..

____

Signature

Donald Wahl

Printed name

7/20/08

Date

EXHIBIT A

To the Insider Trading Policy of Searchlight Minerals Corp.

The following persons are subject to the Trading Windows and pre-clearance procedures of the Searchlight Minerals Corp. Insider Trading Policy:

SEARCHLIGHT MINERALS

Unearthing Opportunities

CODE OF ETHICS

SEARCHLIGHT MINERALS CORP.

(the "Corporation")

The Board of Directors of the Corporation has adopted the following Code of Ethics (the "Code") for directors and officers of the Corporation. This purpose of the Code is to:

1. focus the Board of Directors and each director and officer on areas of ethical risk;
2. provide guidance to directors to help them recognize and deal with ethical issues;
3. provide mechanisms to report unethical conduct; and
4. help foster a culture of honesty and accountability.

Each director and officer of the Corporation must comply with the letter and spirit of this Code.

No code or policy can anticipate every situation that may arise or replace the thoughtful behavior of an ethical director and officer. Directors and officers are encouraged to bring questions about particular circumstances that may implicate one or more of the provisions of this Code to the attention of the Board of Directors.

A. CONFLICT OF INTEREST

Directors and officers must avoid any conflicts of interest between the director or officer and the Corporation unless the relationship is approved in advance by the Board of Directors of the Corporation. Any situation that involves, or may reasonably be expected to involve, a conflict of interest with the Corporation, should be disclosed promptly to the Corporation's Board of Directors. A "conflict of interest" can occur when:

1. A director's or officer's personal interest is adverse to—or may appear to be adverse to—the interests of the Corporation as a whole.
2. A director or officer, or a member of his or her immediate family, receives improper personal benefits as a result of his or her position as a director of officer of the Corporation.

Some of the more common conflicts which directors should avoid are listed below:

a. <u>Relationship of Corporation with Third-Parties</u>

Directors may not receive a personal benefit from a person or firm which is seeking to do business or to retain business with the Corporation unless approved by the Board of Directors of the Corporation. A director or officer shall withdraw him or herself from any decision of the Board of Directors involving another firm or corporation with which the director or officer is affiliated.

b. Compensation from Non-Corporation Sources

Directors may not accept compensation (in any form) for services performed for the Corporation from any source other than the Corporation unless approved by the Board of Directors of the Corporation.

c. Gifts

Directors and officers may not offer, give or receive gifts from persons or entities who deal with the Corporation in those cases where any such gift is being made in order to influence the directors' or officer's actions as a member of the Board of Directors or the Corporation, or where acceptance of the gifts could create the appearance of a conflict of interest.

d. Personal Use of Corporation Assets

Directors and officers may not use the Corporation's assets, labor or information for personal use unless approved by the Board of Directors in advance, or as part of a compensation or expense reimbursement program available to all directors.

B. CORPORATE OPPORTUNITIES

Directors and officers are prohibited from:

1. Taking for themselves or their companies opportunities that are discovered through the use of Corporation's property or information or their position as a director or officer;
2. Using the Corporation's property or information for personal gain; or
3. Competing with the Corporation for business opportunities. However, if the Corporation's disinterested directors determine that the Corporation will not pursue an opportunity that relates to the Corporation's business, a director or officer may then do so.

C. CONFIDENTIALITY

Directors and officers must maintain the confidentiality of information entrusted to them by the Corporation and any other confidential information about the Corporation that comes to them, from whatever source, in their capacity as a director or officer, except when disclosure is authorized or legally mandated.

For purposes of this Code, "confidential information" includes all non-public information relating to the Corporation.

D. COMPLIANCE WITH LAWS, RULES AND REGULATIONS; FAIR DEALING

Directors and officers must comply, and oversee compliance by employees, officers and other directors and officers, with laws, rules and regulations applicable to the Corporation, including insider trading laws.

Directors and officers must deal fairly, and must oversee fair dealing by employees and officers, with the Corporation's customers, suppliers, competitors and employees.

E. ENCOURAGING THE REPORTING OF ANY ILLEGAL OR UNETHICAL BEHAVIOR

Directors and officers should promote ethical behavior and take steps to ensure the Corporation:

1. Encourages employees to talk to supervisors, managers and other appropriate personnel when in doubt about the best course of action in a particular situation.
2. Encourages employees to report violations of laws, rules, regulations or the Corporation's Code of Conduct to appropriate personnel;
3. Informs employees that the Corporation will not allow retaliation for reports made in good faith.

F. COMPLIANCE STANDARDS

Directors and officers should communicate any suspected violations of this Code promptly to the Board of Directors. Violations will be investigated by the board or by persons designated by the board, and appropriate action will be taken in the event of any violations of the Code.

G. WAIVER OF CODE OF BUSINESS CONDUCT AND ETHICS

Any waiver of this Code may be made only by the Board of Directors and must be promptly disclosed to the Corporation's shareholders.